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                                                                    Exhibit 10.5

                              STANDSTILL AGREEMENT

         This Standstill Agreement (the "Agreement"), dated as of August 29, 2000, is between Cabletron Systems, Inc., a Delaware corporation (the "Company"), and each of the parties listed on Schedule I hereto (the "Investors").

         WHEREAS, simultaneously with the execution of this Agreement, the Investors and the Company are entering into the Amended and Restated Securities Purchase Agreement dated as of the date hereof (as from time to time in effect, the "Purchase Agreement"); and

         WHEREAS, the Company and each of the Investors desire to establish in this Agreement certain conditions of such Investors' and such Investors' Controlled Affiliates' relationship with Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01 Definitions.

              (a) "ACQUISITION PROPOSAL" shall mean a bona fide, written proposal, which proposal includes all material terms of a proposed transaction, received by the Board of Directors of the Company from any Person or Group proposing to enter into a transaction which, if effected, would constitute a Change of Control of the Company.

              (b) "AFFILIATE" shall have the meaning given it in Rule 12b-2 under the Exchange Act.

              (c) "BENEFICIAL OWNER" shall have the meaning given it in Rule 13d-3 under the Exchange Act; and "Beneficially Own" and "Beneficial Ownership" shall apply to securities held by a Beneficial Owner.

              (d) "CHANGE OF CONTROL" shall mean (1) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public; (2) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless immediately after such
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         transaction or transactions, the stockholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction or transactions in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving company); (3) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); (4) an Insolvency Proceeding (as defined below); or (5) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the stockholders of the Company immediately prior to such transaction shall beneficially own at least 50% of the Voting Stock of the acquiring company.

              (e) "CLOSING" shall have the meaning given to it in the Purchase Agreement.

              (f) "COMMON STOCK" shall mean the Common Stock of the Company, par value $.01 per share.

              (g) "CONTROLLED AFFILIATE" means for any Investor, any Person that is controlled, directly or indirectly, by such Investor.

              (h) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

              (i) "EXCLUDED AFFILIATES" means Morgan Stanley Dean Witter & Co. and its Affiliates, except to the extent that any of the foregoing is an Investor.

              (j)  "GROUP" shall mean any group within the meaning provided in
         Section 13(d)(3) of the Exchange Act.

              (k) "INSOLVENCY PROCEEDING" shall mean (1) an assignment for the benefit of creditors, (2) the filing by the Company of a petition to have the Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (3) an appointment of a receiver or trustee for all or substantially all of the assets of the Company unless appointed without the Company's consent, in which case if after 60 days such appointment has not been vacated or stayed, (4) a public admission in writing of the Company's inability to pay its debts as they come due, or (5) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

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              (l)  "MAJORITY IN INTEREST" means, prior to the closing of the transactions contemplated by the Purchase Agreement, Investors who have agreed to purchase more than 50% of the shares of Preferred Stock pursuant to the Purchase Agreement and, on and after the closing of the transactions contemplated by the Purchase Agreement, Investors holding more than 50% of the Voting Power of the shares of Preferred Stock originally purchased pursuant to the Purchase Agreement and then owned by the Investors (and related Underlying Shares, as defined in Section
         4.01 hereof).

              (m) "OPERATING SUBSIDIARY" shall have the meaning set forth in the Purchase Agreement.

              (n) "PARENT WARRANT" shall have the meaning set forth in the Purchase Agreement.

              (o) "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other entity.

              (p) "PREFERRED STOCK" shall mean the Company's Series A and Series B Participating Convertible Preferred Stock, par value $.01 per share.

              (q) "PRE-SPIN-OFF IPO" shall have the meaning set forth in the Purchase Agreement.

              (r) "PROPRIETARY INFORMATION" shall mean all confidential information of the Company other than information that (i) is or becomes publicly available other than as a result of a breach by an Investor of its obligations hereunder, (ii) is or becomes available to an Investor on a nonconfidential basis from a source that is, to the Investor's actual knowledge, not prohibited from disclosing such information, (iii) is known to an Investor or its Representatives prior to disclosure by the Company, or (iv) has been independently developed by an Investor without reference to confidential information of the Company.

              (s) "REPLACEMENT WARRANT" shall have the meaning set forth in the Purchase Agreement.

              (t) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

              (u) "SUBSIDIARY STOCK PURCHASE RIGHT" shall have the meaning set forth in the Purchase Agreement.

              (v) "SUBSIDIARY WARRANT" shall have the meaning set forth in the Purchase Agreement.

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              (w)  "THIRD PARTY" shall mean any Person (other than any Investor and its Controlled Affiliates) or Group (other than any Group that includes any Investor or its Controlled Affiliates).

              (x) "TOTAL VOTING POWER" at any date, with respect to any Person, shall mean the total combined Voting Power of all the Voting Stock of such Person then outstanding and entitled to vote.

              (y) "VOTING POWER" with respect to any Voting Stock of any Person on any date shall mean the voting power in the general election of directors of the relevant Person to which such Voting Stock would be entitled on such date.

              (z) "VOTING STOCK" of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities (including, without limitation, the Preferred Stock) convertible or exercisable into or exchangeable for such securities, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

                                   ARTICLE II

                                      TERM

         SECTION 2.01 Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall continue until the earlier to occur of the following:

              (a)  the fourth anniversary of the Closing; and

              (b) the termination of the Purchase Agreement prior to the Closing in accordance with its terms.

                                   ARTICLE III

                              STANDSTILL PROVISIONS

         SECTION 3.01 Restrictions of Certain Actions. Each of the Investors hereby severally agrees that during the Term, neither it nor any Controlled Affiliate of such Investor, other than Excluded Affiliates, will, singly or as part of a Group, directly or indirectly:

              (a) acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise), in any manner, any material assets of the Company or its subsidiaries or any equity securities of the Company or its subsidiaries (or Beneficial Ownership thereof), except (1) for equity securities representing less than five percent (5%) of the issued and outstanding

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         Voting Stock of the Company or any of its subsidiaries and (2) pursuant to a stock split, stock dividend, recapitalization, reclassification or similar transaction not effected by such person pursuant to a violation of this Section 3.01;

              (b) make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any Person, other than the Company, the Investors and their Controlled Affiliates, with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board, or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company;

              (c) form, be a member of, join or encourage the formation of, any Group (other than any Group consisting solely of Investors and their Controlled Affiliates) with respect to any Voting Stock of the Company or the acquisition of any assets of the Company or any of its subsidiaries;

              (d) deposit any Voting Stock of the Company into a voting trust or subject any such Voting Stock to any arrangement or agreement with respect to the voting thereof (other than arrangements solely concerning the Investors and their Controlled Affiliates);

              (e) seek election to or seek to place a representative on the Board of Directors of the Company (except pursuant to Section 5.7 of the Purchase Agreement) or seek the removal of any member of the Board of Directors of the Company (except pursuant to Section 5.7 of the Purchase Agreement);

              (f) call or seek to have called any meeting of the stockholders of the Company other than participation as a director of the Company in calling, or seeking to have called, meetings of stockholders generally;

              (g) initiate, propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposal with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any Person to initiate any such stockholder proposal, in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board;

              (h) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or otherwise make any public announcement or proposal whatsoever with respect to, a merger or acquisition of the Company, the sale of all or a substantial portion of the assets of the Company and its subsidiaries, the purchase of equity securities of the Company or any of its subsidiaries, liquidation of the Company,

                                       5
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         recapitalization of the Company or similar business transactions with respect to the Company or take any action which might require or result in a public announcement with respect to any such matters (the foregoing shall not limit the Investor from discussing any Third Party Acquisition Proposal with, or providing any information with respect thereto to, the Company, and shall not restrict communications among the Investors and their Controlled Affiliates);

              (i) instigate or assist, or enter into any arrangements with, any Third Party to do any of the actions described in Sections 3.01(a) through (h); or

              (j) If any Investor or any of its Controlled Affiliates owns or acquires any Voting Stock in violation of this Agreement, such Voting Stock shall immediately be disposed of to persons who are not Controlled Affiliates thereof but only in compliance with the provisions of this Section 3.01 and Section 4.01; provided, however, that Company may also pursue any other available remedy to which it may be entitled as a result of such violation.

         SECTION 3.02 Suspension of Restrictions. The limitations provided in
Section 3.01 shall immediately be suspended upon the occurrence of any of the following events.

              (a) any Third Party commences a tender or exchange offer seeking to acquire Beneficial Ownership of 50% or more of the outstanding shares of Voting Stock, but only if (i) the Company has not within 10 days after commencement of such offer (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such offer) publicly recommended that such offer not be accepted, and (ii) all of the material conditions to such offer relating to the elimination or satisfaction of the material defensive provisions established by the Company, including any rights plan or similar defensive provision of the Company, have been satisfied or waived;

              (b) any Third Party publicly announces an Acquisition Proposal from any Third Party but only if (i) the Company has not, within 15 days after such announcement, rejected such Acquisition Proposal, and
         (ii) all of the material conditions to such offer relating to the elimination or satisfaction of the material defensive provisions established by the Company, including any rights plan or similar defensive provision of the Company, have been satisfied or waived;

              (c)  the occurrence of a Change of Control of the Company;

              (d)  the public announcement by the Company that it is "for sale";

              (e) the execution of a definitive agreement which, if consummated, would result in a Change of Control of the Company;

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              (f)  the public announcement by or on behalf of any Third Party of the commencement of a bona fide proxy or consent solicitation subject to Section 14 of the Exchange Act (or any successor provision) to elect or remove a majority of the directors of the Company which is not, within 10 days after the announcement of such proxy or consent solicitation (or such longer period as may then be permitted under applicable law for the Company's initial recommendation with respect to such contest if such a period is specified), publicly opposed by the Company's Board of Directors and which would, if successful, result in a change in the composition of a majority of the Board of Directors of the Company; or

              (g) the adoption by the Board of Directors of a plan of liquidation or dissolution.

         The Company shall provide the Investors with prompt written notice of the occurrence of any of the events set forth in this Section 3.01. Upon any (i) withdrawal or lapsing of any such tender or exchange offer referred to in
Section 3.02(a) in which such Third Party does not acquire more than 15% of the outstanding Voting Stock of the Company, (ii) withdrawal, rejection or termination of an Acquisition Proposal referred to in Section 3.02(b), (iii) the public withdrawal of any "for sale" notice referred to in Section 3.02(d), (iv) the termination of the agreement referred in Section 3.02(e) without consummation thereof, (v) the withdrawal or termination or failure of the solicitation referred to in Section 3.02(f) or (vi) the termination of the plan of liquidation referenced in Section 3.02(g), as the case may be, the limitations provided in Sections 3.01 (except to the extent then suspended as a result of any other event specified in Section 3.02) shall again be applicable for so long as and only to the extent provided therein without any extension of the term thereof.

                                   ARTICLE IV

                              TRANSFER RESTRICTIONS


         SECTION 4.01 Transfer Restrictions.

              (a) For a period of one year from the date of the Closing under the Purchase Agreement, each of the Investors agrees not to sell, assign, grant, put, call, pledge or hypothecate (other than in connection with a bona fide credit facility established with third-party lenders), or grant, without the Company's prior written consent, other similar rights with respect to or otherwise transfer (each, a "Transfer"): (i) any shares of the Preferred Stock or any interest therein; (ii) any Parent Warrant, Subsidiary Warrant, Replacement Warrant, IPO Valuation Warrant or other securities issued pursuant to the Purchase Agreement (other than shares of capital stock issuable upon exercise of any Subsidiary Stock Purchase Rights) or any interest therein; (iii) any shares of or interest in the Common Stock issuable upon conversion of the Preferred Stock or exercise of the Parent Warrants, Subsidiary Warrants, Replacement Warrants, IPO Valuation Warrants or other securities issued pursuant to the Purchase Agreement (other than shares of capital stock issuable upon exercise of any Subsidiary Stock Purchase Rights) (the "Underlying Shares") or (iv) any Subsidiary Stock Purchase Rights or any interest therein; provided, however, that the

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         restrictions contained in this Section 4.01 shall not apply to
         Transfers (A) among the Investors or (B) to any Controlled Affiliate of an Investor that has agreed to be bound by the terms and conditions of this Agreement applicable to the Investors; and provided, further, that with respect to any shares of capital stock of any Operating Subsidiary issuable upon exercise of any Subsidiary Stock Purchase Rights, (x) each Investor agrees to enter into any lock-up agreement entered into by management of an Operating Subsidiary in connection with the Pre-Spin-Off IPO of such Operating Subsidiary, which agreement shall provide for a lock-up period of not longer than 180 days for the initial date of release and shall provide that after such initial period, such Investor shall not transfer more than one-third of such shares held by such Investor during any 30-day period unless the executive management of such Operating Subsidiary is permitted to sell 25% of their shares under such lock-up agreement, in which case such lock-up agreement shall not place any transfer restrictions on such Investor after such initial period), and (y) until the date that is one year from the Closing, such Investor may Transfer such shares through a sale in the open market pursuant to Rule 144 under the Securities Act, provided that any such sale complies with the manner of sale requirements of Rule 144 and is not made to (I) any Person or Group that has theretofore filed a Schedule 13D with the Commission with respect to any class of equity security (as defined in Rule 13a11-1 under the Exchange Act) of the Company and that, at the time of such sale, continues to reflect beneficial ownership in excess of 5% of the Total Voting Power of the Company or (II) any Person or Group that, after giving effect to the sale and to the actual knowledge of such Investor (with no duty of investigation), will beneficially own in excess of 5% of any Voting Securities of the Company or be accumulating stock on behalf of or acting in concert with any such Person or Group or a Person or Group contemplated by clause (I) above.

              (b) After the first anniversary of the Closing, prior to any transfer of shares of Preferred Stock, the Parent Warrants, the Subsidiary Warrants, the Replacement Warrants, the IPO Valuation Warrants, the Underlying Shares, the Subsidiary Stock Purchase Rights and the shares of capital stock issuable upon exercise of the Subsidiary Stock Purchase Rights (collectively, the "Restricted Securities"), in each case, that have not been registered under an effective registration statement under the Securities Act, the holder thereof will give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with this Section 4.01(b). Each such notice shall describe the manner and circumstances of the proposed transfer and shall designate counsel for the holder giving such notice (who may be house counsel for such holder). The holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

                   (1) in the written opinion of such counsel addressed to the Company (which opinion and counsel are reasonably acceptable to the Company), the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act, such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company.

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                   (2)   in the opinion of such counsel, the proposed transfer
                         may not legally be effected without registration of such Restricted Securities under the Securities Act (such opinion to state the basis of the legal conclusions reached therein), thereafter, such holder shall not be entitled to transfer such Restricted Securities until either (x) receipt by the Company of a further notice from such holder pursuant to the foregoing provisions of this Section 4.01(b) and fulfillment of the provisions of clause (1) above or
                         (y) such Restricted Securities have been effectively registered under the Securities Act.

              (c) The restrictions imposed by Section 4.01(b) on the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon the earlier of (a) when such Restricted Securities shall have been effectively registered under the Securities Act and (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 4.02.

         SECTION 4.02 Legends. The Investors acknowledge that the certificates evidencing the Restricted Securities will bear, unless the restrictions imposed by Section 4.01(a) and (b) shall have ceased and terminated as to such Restricted Securities pursuant to Section 4.01, in addition to any legend required by other agreements among the parties hereto and by the laws of any applicable jurisdiction, substantially the following legend:

                  "The holder of the securities represented by this certificate is subject to certain obligations contained in a Standstill Agreement dated as of August , 2000, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request."

         SECTION 4.03 Impermissible Transfers. Except as otherwise provided by law, any Transfer in contravention of the provisions of Section 4.01 shall be null and void, and the Company or other issuer of the applicable security or instrument shall not in any way give effect to any such impermissible Transfer.

                                       9
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                                    ARTICLE V

                     APPLICABILITY TO SPIN-OFF SUBSIDIARIES

         Each of the Investors shall be bound by the terms of this Agreement with respect to each Operating Subsidiary as if the Operating Subsidiary were a party hereto, and in each such case, all references herein to the Company and to securities of the Company shall instead be deemed to be references to the applicable Operating Subsidiary and to the securities of the applicable Operating Subsidiary; provided, however, that, insofar as this Article VI makes the terms of Section 3.01(a) applicable to any Operating Subsidiary or the securities of any Operating Subsidiary, the percentage specified therein shall be ten percent (10%) (it being understood that this proviso shall not change the percentage stated in Section 3.01(a) insofar as such percentage applies to the Company or securities of the Company). Each of the Investors shall confirm its agreements set forth in this Article V in a separate agreement with any Operating Subsidiary if requested by the Company or such Operating Subsidiary. Whether or not any such separate agreement is executed and delivered, each Operating Subsidiary is an intended third party beneficiary of this Agreement and shall be entitled to enforce this Agreement as if it were a party hereto insofar as this Agreement applies to such Operating Subsidiary or any of its securities.

                                   ARTICLE VI

                                  MISCELLANEOUS


         SECTION 6.01 Confidentiality.

              (a) Each Investor agrees that such Investor and its Controlled Affiliates (i) will keep all Proprietary Information confidential, (ii) will not, except as required by applicable law, regulation or legal process (and after compliance with paragraph (b) below), without the Company's prior written consent, disclose any Proprietary Information in any manner whatsoever to any Person, provided that the Proprietary Information may be revealed to officers, employees, representatives (including, without limitation, financial advisors, attorneys and accountants) or agents (collectively, "Representatives") of such Investor or Controlled Affiliate who need to know the Proprietary Information and who agree to act in accordance with the terms of this
         Section 6.01, and (iii) will cause Representatives of such Investor or Controlled Affiliates (other than any Representative that is not one of its members, partners, directors, officers or employees and that has agreed to be bound by the provisions of this Section 6.01) to observe the terms of this Section 6.01 and will be responsible for any breach of this Section 6.01 by any such Representative.

              (b) In the event that an Investor, any of its Controlled Affiliates or any Representative of an Investor or its Controlled Affiliates are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Proprietary

                                       10
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         Information or any other information the disclosure of which is prohibited by this Section 6.01, such Investor will notify the Company promptly so that the Company may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 6.01. In the event that no such protective order or other remedy is obtained, or that the Company does not waive compliance with the terms of this letter agreement, such Investor will furnish only that portion of the Proprietary Information or such other information that such Investor is advised by outside counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Proprietary Information or such other information.

         SECTION 6.02 Enforcement. Each of the Investors, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         SECTION 6.03 Entire Agreement; Waivers. This Agreement, the Purchase Agreement and the other agreements specifically contemplated by the Purchase Agreement constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter (including without limitation that certain letter agreement dated May 1, 2000). No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Company, by the Company and (ii) in the case of a waiver by the Investors, by a Majority In Interest of the Investors.

         SECTION 6.04 Amendment or Modification . The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and a Majority in Interest of the Investors; provided, however, that no such amendment shall increase any Investor's obligations hereunder or otherwise adversely affect such Investor without its written consent thereto.

         SECTION 6.05 Successors and Assigns . All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and each successor shall be deemed to be a party hereto for all purposes hereof. The terms and provisions of this Agreement shall not be binding upon any transferee (other than a Controlled Affiliate of an Investor) that purchases any securities subject to this Agreement without violation of any provision of this Agreement. An Investor may not assign

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or transfer any of its rights or obligations hereunder without the prior written consent of the Company, and no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

         SECTION 6.06 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         SECTION 6.07 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         SECTION 6.08 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         SECTION 6.09 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

                         If to the Company, to:

                         Cabletron Systems, Inc.
                         35 Industrial Way - Bldg. 36
                         P.O. Box 5005
                         Rochester, NH 03867-5005
                         with a copy to:

                         Ropes & Gray
                         One International Place
                         Boston, MA  02110
                         Attn: John B. Ayer, Esq.
                         Telecopier No: (617) 951-7050
                         Telephone No: (617) 951-7937

              (a) if to the Investors, to such address listed on Schedule I to the Purchase Agreement, with a copy to:

                         Simpson, Thatcher & Bartlett
                         425 Lexington Avenue
                         New York, NY 10017
                         Attn:  Alan Schwartz, Esq.
                         Telecopier No.:  (212) 455-2502
                         Telephone No.:  (212) 455-3629

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         SECTION 6.10 Governing Law . This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         SECTION 6.11 Termination . This Agreement will terminate at the end of the Term or earlier upon the written approval of the Company and a Majority In Interest of the Investors.


                     [Remainder of Page Intentionally Blank]

                                                          [Standstill Agreement]

         IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.



The Company:                             CABLETRON SYSTEMS, INC.


                                         By: /s/ Piyush Patel
                                             ------------------------------
                                             Name: Piyush Patel
                                             Title: Chief Executive Officer

                                                          [Standstill Agreement]

The Investors:                           SILVER LAKE PARTNERS, L.P.

                                         By: Silver Lake Technology Associates,
                                             L.L.C., its general partner


                                         By: /s/ James A. Davidson
                                             ------------------------------
                                             Name: James A. Davidson
                                             Title: Managing Member

                                                          [Standstill Agreement]


                                          MORGAN STANLEY DEAN WITTER EQUITY
                                          FUNDING, INC.

                                          By: /s/ Thomas A. Clayton
                                              ------------------------------
                                              Name: Thomas A. Clayton
                                              Title: Vice President

                                                          [Standstill Agreement]


                                          SILVER LAKE INVESTORS, L.P.

                                          By: Silver Lake Technology Associates,
                                              L.L.C., its general partner


                                          By: /s/ James A. Davidson
                                              -----------------------------
                                              Name: James A. Davidson
                                              Title: Managing Member

                                                          [Standstill Agreement]


                                          SILVER LAKE TECHNOLOGY INVESTORS,
                                          L.L.C.

                                          By: Silver Lake Technology Associates,
                                              L.L.C., its managing member


                                          By: /s/ James A. Davidson
                                              ------------------------------
                                              Name: James A. Davidson
                                              Title: Managing Member

                                                          [Standstill Agreement]


                                          INTEGRAL CAPITAL PARTNERS V, L.P.

                                          By: ICP Management V, LLC, its general
                                              partner


                                          By: /s/ Pamela K. Hagenah
                                              ----------------------------------
                                              Name: Pamela K. Hagenah
                                              Title: Manager

                                                          [Standstill Agreement]


                                          INTEGRAL CAPITAL PARTNERS V SIDE
                                          FUND, L.P.

                                          By: ICP Management V, LLC, its
                                              general partner


                                          By: /s/ Pamela K. Hagenah
                                              ----------------------------------
                                              Name: Pamela K. Hagenah
                                              Title: Manager

Investors

Silver Lake Partners, L.P.
Morgan Stanley Dean Witter Equity Funding, Inc.
Silver Lake Investors, L.P.
Silver Lake Technology Investors, L.L.C.
Integral Capital Partners V, L.P.
Integral Capital Partners V-MS Side Fund, L.P.